UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Consolidated Communications Holdings, Inc.

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Transaction with Searchlight is the Best Strategic Alternative Available to Shareholders Consolidated Communications Holdings, Inc. January 10, 2024

2 Legal Disclosure Forward-Looking Statements Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the Company’s current expectations, plans, strategies and anticipated financial results. There are a number of risks, uncertainties and conditions that may cause the Company’s actual results to differ materially from those expressed or implied by these forward-looking statements, including: (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the Proposed Transaction by the Company’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the Proposed Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the Proposed Transaction, including in circumstances which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the Proposed Transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the Proposed Transaction diverting management’s attention from the Company’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the Proposed Transaction; (ix) the risk that the Company’s stock price may decline significantly if the Proposed Transaction is not consummated; (x) the risk of shareholder litigation in connection with the Proposed Transaction, including resulting expense or delay; and (xi) (A) the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and (B) the other risk factors identified from time to time in the Company’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov. Many of these circumstances are beyond the Company’s ability to control or predict. These forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” “would” or similar expressions. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. The Company disclaims any intention or obligation to update or revise publicly any forward-looking statements. Additional Information and Where to Find It This communication may be deemed to be solicitation material in respect of the Proposed Transaction. The Special Meeting will be held on January 31, 2024 at 9:00 A.M. Central Time, at which meeting the stockholders of the Company will be asked to consider and vote on a proposal to adopt the merger agreement and approve the Proposed Transaction. In connection with the Proposed Transaction, the Company filed relevant materials with the SEC, including the Proxy Statement. The Company commenced mailing the Proxy Statement and a proxy card to each stockholder of the Company entitled to vote at the Special Meeting on December 18, 2023. In addition, the Company and certain affiliates of the Company jointly filed an amended transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND THE SCHEDULE 13E-3, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SEARCHLIGHT AND BCI AND THE PROPOSED TRANSACTION. Investors and stockholders of the Company are able to obtain these documents free of charge from the SEC's website at www.sec.gov, or free of charge from the Company by directing a request to the Company at 2116 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations or at tel: +1 (844) 909-2675.

3 Executive Summary Transaction Offers a Compelling Valuation, and Shifts Execution, Liquidity and Market Risk to Buyers 1 ✓ All-cash offer at a 70% premium to unaffected1 price is significantly higher than public and take-private precedent transactions, and exceeds analysts’ price targets ✓ Implied 9.6x LTM EBITDA multiple is higher than any Local Exchange Carrier (LEC) precedent transaction in at least a decade ✓ Provides shareholders with a substantial premium despite material sector-wide decline since initial non-binding offer was made ✓ Eliminates ongoing uncertainty from strategic plan’s liquidity, funding and execution risks, transferring those risks to the buyers ✓ Extensive special committee process – including 35+ meetings over a 6-month span ̶ Examined multiple strategic alternatives, and effects of core constraints on strategic flexibility ̶ Successfully negotiated a 17.5% increase2 in price amid a decline in peer shares Standalone Plan Carries More Downside Risk than Upside 2 ✓ No longer has the liquidity to fund its prior standalone growth plans, and sufficient external financing is not readily available ̶ Asset sale proceeds are exhausted and asset securitization on commercially acceptable terms is not a viable option in the near-term ̶ Leverage ratio is already close to covenant maximum, and the Company’s revolver will be maxed out in the near-term ̶ Revolver’s “springing covenant,” which reduces amount of capital available in revolver if ratio is exceeded, puts remaining capital at heightened risk from execution headwinds / cost increases ✓ Liquidity constraints add serious risk to Consolidated’s capital-intensive fiber transformation – a requirement to remain competitive and deliver growth – leaving little margin for error ✓ Time to market is imperative – those who are first to market with fiber offerings will be best-positioned to take and hold significant share – delays to Consolidated’s fiber build due to liquidity constraints cedes its incumbency advantage, presenting potential franchise risk by making investments in less economical target markets Following Wildcat’s Lead Would be Disastrous for Shareholders 3 ✓ Wildcat may dismiss the strategic urgency of our liquidity constraints – but if this deal is not approved the market will not ̶ Consolidated’s closest peers (Lumen and Frontier) have traded down approximately (26%) and (22%)3 , respectively4 , underscoring the market’s concern about the challenges Consolidated and its peers face ✓ Wildcat’s analysis fails to account for both the cost and dilutive impact of additional capital needed to execute the plan and the significant execution risks that fiber conversion presents ✓ Wildcat’s core argument – that Frontier’s valuation demonstrates Consolidated is worth more – is a mirage: at Frontier’s valuation multiple, Consolidated would have negative equity value ✓ Shareholders are not leaving value on the table: no other bidders emerged during the well-publicized process or post-announcement, underscoring that this is the best deal available to the Company Source: FactSet (as of December 29, 2023 and October 16, 2023) Notes: 1. Unaffected date is April 12, 2023, the last trading day prior to public announcement of the non-binding proposal 2. Percentage increase based on (offer price of $4.70 / initial offer price submitted by Searchlight & BCI of $4.00) - 1 3. Frontier share price return calculated from April 12, 2023 through October 16, 2023 (the day before Jana Partners publicly advocated for a sale of Frontier) 4. Share price returns calculated from April 12, 2023 (the unaffected date) through December 29, 2023

4 Transaction Offers a Compelling Valuation, and Shifts Execution, Liquidity and Market Risk to Buyers

(80%) (60%) (40%) (20%) - 20% 40% Apr-22 Oct-23 5 Sources: FactSet (as of October 13, 2023), company filings Notes: 1. Peers include Frontier Communications Parent, Inc., Lumen Technologies, Inc., Cable One, Inc., Shenandoah Telecommunications Company, ATN International, Inc., WideOpenWest, Inc., Altice USA, Inc. and Charter Communications, Inc. 2. Unaffected date is April 12, 2023, the last trading day prior to public announcement of the non-binding proposal 3. Calendar day VWAPs as of April 12, 2023 Transaction announced Monday Oct 16, 2023 Transaction Offers Shareholders a Compelling and De-Risked Valuation $4.70 / share takeout price Premium to: Unaffected Price2 ($2.76) 70% Initial Offer ($4.00) 18% 1-month VWAP3 ($2.49) 89% 2-month VWAP3 ($2.86) 64% 6-month VWAP3 ($3.54) 33% Offer easily exceeds recent trading history – even after initial bid was made public Initial offer of $4.00/share publicly disclosed Key risks shift entirely to buyers: ▪ Execution risk with little margin for error ▪ Constrained liquidity and access to capital ▪ Competitive pressures from large, well-capitalized national competitors (Spectrum, Comcast, AT&T, etc.) Consolidated Communications Peer Average1 Takeout Price (Indexed to CNSL starting price) Share Price Return Since April 12, 2022

(22%) (Unaffected2 ) +13% (26%) +16% (62%) (30%) (Unaffected3 ) 6 Special Committee Won a 70% Price Premium Even As Peers Were Falling Share Price Returns1 since Special Committee Process Began (April 12, 2023 – December 29, 2023) Sources: FactSet (as of December 29, 2023, December 8, 2023 and October 16, 2023), various news outlets Notes: 1. Share price returns calculated from April 12, 2023 (the unaffected date) through December 29, 2023 2. Frontier share price return calculated from April 12, 2023 through October 16, 2023 (the day before Jana Partners publicly advocated for a sale of Frontier) 3. Altice share price return calculated from April 12, 2023 through December 8, 2023 (around the time when major news outlets reported interest from potential buyers for Altice Portugal) Multi-Regional Peers National Peers (4%) (15%)

Premium is Meaningfully Higher than Precedent Transactions

Going-Private Transactions[1]



CNSL premium[3]: 70%
34%
51%
63%
80%
25th percentile
Median
Mean
75th percentile

Public Acquisition Transactions[2]



CNSL premium[3]: 70%
21%
32%
45%
53%
25th percentile
Median
Mean
75th percentile

Offer price easily exceeds what precedent all-cash transactions would have implied

	25th percentile	Median	Mean	75th percentile	25th percentile	Median	Mean	75th percentile
Implied CNSL takeout price at precedent premium:	*$3.71*	*$4.18*	*$4.50*	*$4.97*	*$3.34*	*$3.64*	*$3.99*	*$4.23*
Better/(Worse) than Searchlight offer:	*$(0.99)*	*$(0.52)*	*$(0.20)*	*$ 0.27*	*$(1.36)*	*$(1.06)*	*$(0.71)*	*$(0.47)*

Sources: company filings, Refinitiv, FactSet (as of October 13, 2023)

Notes:

1. Includes all-cash going-private transactions of U.S. companies with enterprise values of greater than $250m led by shareholders with ownership between 15% and 50% since January 1, 2013
2. Includes all-cash acquisitions of U.S. companies by third parties with enterprise values of $1.0 – 5.0bn since January 1, 2013; premium to one day prior to announcement date or date transaction publicly rumored
3. Premium based on unaffected date of April 12, 2023, the last trading day prior to public announcement of the non-binding proposal

7

…While Multiple is Higher than Any Relevant Public LEC Precedent in a Decade[1]



9.6x[2]
The transaction on which Wildcat bases its argument had a multiple >4 turns lower than CNSL achieved
5.5x
5.0x
The most relevant precedent fell short of CNSL on multiple
7.6x
6.4x
5.0x
6.1x
9.4x
6.0x
7.3x
6.7x
4.8x
Target
Consolidated communications
LUMEN (ILEC assets)[3]
alaska
Cincinnati Bell
NorthState
FRONTIER (WA, OR, ID, MT assets)[4]
Hawaiian Telcom
LUMOS
FairPoint communications
Enventis
verizon (CA, TX, FL assets)[5]
AT&T (CT assets)[6]
Acquiror
SEARCHLIGHT BCI
APOLLO
ATN
MACQUARIE
LUMOS
SEARCHLIGHT
Cincinnati Bell
EQT
Consolidated communications
Consolidated communications
FRONTIER
FRONTIER

EV ($bn)	$3.1	$7.5	$0.3	$3.1	$0.2	$1.4	$0.7	$0.9	$1.6	$0.3	$10.5	$2.0
Date	Oct-23	Aug-21	Jan-21	Mar-20	Dec-19	May-19	Jul-17	Feb-17	Dec-16	Jun-14	Jan-14	Dec-13

Sources: public filings, press releases

Notes:

1. Transaction multiples recognized on an LTM EBITDA basis as of announcement date unless otherwise noted
2. Pro forma for the previously disclosed sales of certain non-core operations, including the expected sale of Washington assets
3. Sale of ILEC business including consumer, SMB, wholesale and mostly copper-served enterprise customers and assets in 20 states; multiple as-disclosed by Lumen based on 2020E EBITDA
4. Sale of operations and associated assets in Washington, Oregon, Idaho and Montana
5. Sale of wireline operations in California, Texas and Florida based on total consideration and segment EBITDA from investor presentation February 5, 2015 and 8-K filed June 2, 2015, respectively
6. Acquisition of wireline operations in Connecticut; 2014 PF Day 1 EBITDA from company investor presentation issued December 17, 2013

8

Comparison to Frontier Demonstrates How Compelling This Offer is

Frontier's qualitative advantages should yield a better valuation…

As compared to CNSL, Frontier Communications:

- Is a larger company
- Maintains more liquidity, with securitization in place
- Is further along in the fiber conversion process

…yet its 1-year stock return is significantly below CNSL's…



October 16, 2023, the day before Jana Partners began advocating for Frontier to sell itself
CNSL
FYBR
40%
20%
-
(20%)
(40%)
(60%)
14%
(1%)
Dec-22
Feb-23
Apr-23
Jun-23
Aug-23
Oct-23
Dec-23

… and its '24E EBITDA multiple, if applied to CNSL, would yield a negative equity value



6.4x[1]
FRONTIER

Implied CNSL Equity Value Assuming CNSL Trades at 6.4x EV / '24E EBITDA ($m)

2024E EBITDA	$354[2]
(x) Multiple	6.4x[1]
Implied EV	**$2,250**
(-) Net Debt	(1,922)[3,4]
(-) Other Adjustments	(592)[3,5]
Implied Eq. Value	**($264)**

Sources: company filings, FactSet (as of December 29, 2023 and October 16, 2023)

Notes:

1. Implied 2024E multiple for Frontier as of October 16, 2023 (the day before Jana Partners publicly advocated for a sale of Frontier)
2. Consolidated's 2024E EBITDA includes pro forma impact of WA divestiture per CNSL Management
3. Based on the company's Q2 2023 filings unless otherwise stated, the latest available data prior to the Frontier unaffected date
4. Includes NPV of WA sale proceeds and interim cash flows treated as cash-like items
5. Includes net, tax-effected PBO and OPEB per 2022 10-K (assuming tax rate of 26%), NCI, investments and preferred stock (at liquidation preference)

9

Special Committee Conducted an Exhaustive Review of Alternatives

Conclusion: Standalone Plan has Significantly More Downside Risk than Upside

Possible Alternatives	Potential Benefits	Likely Risks
Execute on Standalone Plan	▪ Requires a further delay of build, as necessary, to preserve capital / re-accelerate build when financing markets improve and/or market dynamics improve ▪ Potentially allows the Company to realize higher valuation if fiber conversion is completed in a competitively timely manner	▪ Share price likely to lose deal premium and trade well below $4.70 (and probably below the unaffected price of $2.76) ▪ Fiber build cadence falls materially behind prior plan / public guidance ▪ Potentially lose first mover advantage in target markets, increasing risk over the longer-term ▪ Significant liquidity risk on even slight EBITDA underperformance; small missteps likely create large risk ▪ Substantially limits degrees of freedom
Raise Capital (if Possible) to Execute a More Aggressive Build Plan	▪ Enables Consolidated to return to prior build cadence (i.e., execute on original plan), potentially avoiding competitive risk of losing first-mover advantage	▪ Requires $450m – $500m of new capital[1] (140%+ unaffected equity value[2]) by 2026 without any feasible funding source ▪ Already highly levered (6.1x[3]); 7.7x[3] including preferred stock ▪ New equity would be issued at a material discount, heavily diluting current shareholders ▪ May require shareholder and regulatory approval
Execute Additional Sale of Select Assets or Regional Operations	▪ Redirects resources to smaller footprint ▪ Proceeds, though limited, could slightly offset potential dilution from future capital raises needed to fund build	▪ Negative impact on EBITDA and leverage ▪ Proceeds may not be available for > 9 – 18 months, likely too late to solve current liquidity challenges ▪ Limited proceeds unlikely to impact business ▪ Valuation may be dilutive to current multiple and negatively impact liquidity; Washington assets sold for ~5.1x[4] ▪ Lack of credible interest from buyers at attractive valuations or on acceptable terms

Sources: Company filings, Illustrative Buyer Plan (Including Pre-Closing Capital)

Notes:
1. Based on Illustrative Buyer Plan (Including Pre-Closing Capital)
2. Required capital of $450m / unaffected market cap of $327m
3. As of Q3 2023; preferred stock is included at liquidation preference
4. Assumes gross proceeds (EV) of $73m and LTM EBITDA of $14.2m (LTM calculated as July 1, 2022 through June 30, 2023)

10

11 Special Committee Conducted an Exhaustive Review of Alternatives Conclusion: No Third-party Alternative is Available or Viable Sell to Another Financial Buyer ▪ Potentially facilitates greater valuation so long as the Company is able to find a buyer willing to write a bigger equity check and the Company is able to absorb higher interest rates ▪ Would require a refinancing of Consolidated’s debt on less attractive terms ▪ Searchlight has publicly stated that it would not vote in favor of any alternative sale, merger or similar transaction ▪ Even assuming sufficient shareholder support, this option would require significantly more equity capital given a financial buyer could not finance the transaction at Consolidated’s current leverage level and would need to take out Searchlight common and preferred stock; likely has higher debt service costs going forward ▪ Would require a 12 - 18 month debt financing commitment, which is unlikely in current debt market ▪ No inbound interest received over 6-month+ process Sell to / Merge with a Strategic ▪ Consolidated shareholders could expect to partially share synergy value ▪ Equity consideration could bridge valuation gap ▪ Shareholders would retain upside potential if there is a stock-for-stock deal ▪ Most strategics undergoing deployment strategies similar to those of Consolidated have constrained balance sheets, which may limit their interest or ability to enter into a transaction ▪ Searchlight has publicly stated that it would not vote in favor of any alternative sale, merger or similar transaction ▪ No inbound interest received over 6-month+ process Potential Benefits Likely Risks Possible Alternatives

12 Special Committee Conducted an Exhaustive Review of Alternatives Conclusion: Sale of Entire Company is Most Compelling Strategy Involving Searchlight Sell Entire Company to Searchlight / BCI ▪ All-cash proposal at a significant premium ▪ Transfers all execution, liquidity and financing risk to buyers ▪ Limited diligence requirements given familiarity with business and management ▪ Shareholders forgo potential long-term upside from fiber deployment Offer Searchlight the Opportunity to Acquire >51% Through a Tender Offer ▪ Provides some optionality for other shareholders to continue or exit investment ▪ Does not address near-term funding needs ▪ Unclear whether any control premium would be available, or what other exit opportunities would be available in the future ▪ Raise capital through sale of additional preferred stock or other securities Offer Searchlight an Opportunity to Provide Additional Capital ▪ Expensive capital that dilutes returns to common equity over the long-term ▪ Likely to provide de facto / actual control to Searchlight without a control premium ▪ Provides no liquidity option for current shareholders ▪ Unlikely to provide sufficient new capital to fund the build plan Potential Benefits Likely Risks Possible Alternatives

$2.76 $4.00 $4.20 $4.35 $4.50 $4.55 $4.65 $4.70 $6.00 $5.25 $5.05 $4.80 $4.70 April 12, 2023 Initial Offer Revised offer #1 SC Counteroffer #1 Revised offer #2 SC Counteroffer #2 Revised offer #3 SC Counteroffer #3 Revised offer #4 SC Counteroffer #4 Revised offer #5 SC Counteroffer #5 Agreed Price Chart Title 13 Thorough Process Delivered the Highest Value Available Note: 1. Unaffected date is April 12, 2023, the last trading day prior to public announcement of the Searchlight Group’s non-binding proposal Six Month Process Premium to unaffected price1 44.9% 52.2% 57.6% 63.0% 64.9% 68.5% 70.3% 35+ Special Committee (“SC”) meetings 0 Alternative bidders expressed interest, despite long and public 6 process Price increases totaling a 17.5% improvement in valuation 70%Premium to unaffected price1

Third-Party Analysts Endorse Both the Valuation and the Sale Strategy

Citi

*"**Net-net, we view the outcome positively for CNSL shareholders**, especially in the context of a **weakening near-term operating position**."*

- October 16, 2023

TD Cowen a division of TD Securities

*"We **do not expect resistance** given **CNSL's 2024/2025 capital needs, operational challenges (providing downside guidance the past two years), the challenging capital markets, and a healthy take-out multiple**. We believe an **overbid would be difficult**…"*

- April 13, 2023

Offer price exceeds standalone valuations from equity analysts

	TD Cowen (a division of TD Securities)	Citi	Wells Fargo
Prior to April Offer			
Price Target	$4.50 Mar 1, 2023	$2.50 Mar 1, 2023	$4.00 Mar 1, 2023
Methodology	DCF[1]	DCF[2] / OIBDA[2]	DCF
Transaction Premium[3]	**+4%**	**+88%**	**+18%**
After April Offer Announced			
Price Target	$4.50 Apr 13, 2023	$3.50 Apr 13, 2023	$4.00 Apr 13, 2023
Methodology	DCF[1]	Offer[4] / Other[4]	DCF
Transaction Premium[3]	**+4%**	**+34%**	**+18%**

Wells Fargo

*"…we view **Searchlight's take-private bid** and fully funded FTTH build plan as the **cleanest strategy**."*

- August 8, 2023

Sources: Wall Street research (permission to use quotes neither sought nor obtained)

Notes:
1. DCF based on SOTP exit multiple
2. Methodology based on simple average (rounded to nearest 50 cents) of DCF and EV/OIBDA multiple
3. Transaction premium calculated as (offer price of $4.70 / respective price target) - 1
4. Methodology based on scenario weighted valuation (rounded to nearest 50 cents) with a 75% probability of a $4 value (based on the initial offer price of Searchlight) and 25% probability based on fundamental value assessment of $2.70 per share; fundamental value is based on simple average of DCF and EV/OIBDA multiple

14

15 Standalone Plan Carries More Downside Risk than Upside

Maintaining Competitiveness Requires a Complex Technology Transformation

Significant Investment Required to Reposition and Transition Both the Residential and Commercial Businesses to Return to Growth

	Residential / Consumer	Commercial / Carrier
2023E Revenue[1] / 3-year Historical CAGR	**~$450m** **'20 – '23E CAGR: (4%)**	**~$530m** **'20 – '23E CAGR: (3%)**
What We Do	▪ Provide home internet and voice services over owned network across a service territory that passes 2.5m[2] households – 66% of passings[3] in Northern New England (Maine, New Hampshire, Vermont) – 34% of passings[3] spread across 18 states[4]	▪ Provide business internet services over owned network ▪ Provide data transmission for regional, national and wireless carriers
Business Challenges	▪ CNSL's legacy DSL network not competitive in today's broadband market – Average sold copper / DSL speeds of 25Mbps ▪ By comparison, primary competitors (Charter and Comcast) offer up to 1-Gig	▪ CNSL's legacy network not competitive in today's market ▪ Transitioning to fiber-based services quickly
Business Strategy	▪ Upgrade at least 1.8m[2] or ~71% of 2.5m[2] household footprint to fiber – $2.3bn cumulative capital investment project[5]	▪ Extend network in current markets ▪ Improve penetration ▪ Reposition and simplify service offerings

Sources: Company filings, August Standalone Plan

Notes:

1. Per August Standalone Plan; excludes other and CAF/RDOF revenue
2. Excludes SMB passings
3. As of September 30, 2023
4. 18 states include Washington assets as the transaction has not yet closed
5. Calculated from 2021E through 2031E; additional capital investment may be required beyond 2031E; excludes commercial and carrier capital investments; includes build / growth and success-based CapEx

16

4.0x 4.5x 3.9x 4.2x 4.8x 5.5x 5.7x 6.2x 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 17 CapEx and EBITDA Underperformance Has Led to Higher Leverage ▪ Consolidated has spent a significant amount of capital on fiber investments but has not generated sufficient EBITDA ̶ 10 consecutive quarters of EBITDA decline; 4Q23 expected to be ~30% below 1Q22 level ▪ Bank net debt balance increased from ~$1.9bn in 1Q22 to ~$2.1bn expected at YE2023 while EBITDA missed target ̶ Revolver will be maxed out in the short-term ̶ Business plan developed to remain below 6.35x leverage cap leaves little margin for error in forecasting or execution Bank Net Leverage Position1,2 (x) since 1Q22 Multiple Factors Are Driving Historically High Leverage… Pre-amendment Covenant Threshold: 5.85x to 6.35x Source: August Standalone Plan Notes: 1. Based on bank net leverage ratio; debt balance for calculating leverage includes deferred debt issuance costs and excludes finance leases 2. Expected cost savings programs have been included for the LTM period ending 9/30/23 and 12/31/2023 Bank net debt1 ($m) LTM adj. EBITDA2 ($m) $1,944 $2,063 $1,646 $1,692 $1,772 $1,905 $2,024 $2,099 $484 $459 $425 $398 $370 $345 $357 $341

$630 $231 $89 $11 $26 2022A 2023E 2024E 2025E 2026E 18 …Resulting in Significant Near-Term Liquidity Constraints ▪ The Company expects to operate with a narrow cash balance and limited liquidity through 2026 and beyond, fully utilizing its available cash balance and drawing on its revolver to fund its growth plan ̶ Standalone plan is further complicated by strategic risks of cutting back on build plan and losing competitiveness in key markets ▪ Springing covenant on revolver, which reduces amount of capital available in revolver if leverage ratio is exceeded, will immediately restrict access to a large portion of current liquidity if leverage ratio exceeds 6.35x (reflects pre-amendment level; 7.75x following October amendment) ̶ Revolver amendment will fall away and first lien leverage ratio will return to pre-amendment levels if $300m in new cash proceeds from equity contributions are not received by August 1, 2025 ▪ Cash on hand, including asset sale proceeds, has been fully depleted leaving a <$15m balance from 2023 through 2029 for a $3bn+ business ̶ Proceeds from historical asset sales (~$620m; ~$690m incl. WA) were reinvested in the business; asset sales lowered EBITDA by ~16% Projected liquidity ($m)1 …Leaving Company with Minimal Access to Capital Source: August Standalone Plan Note: 1. Projected liquidity position assuming continued execution of fiber build-out; liquidity based on cash on hand and revolver availability

…Which Forced the Business into Liquidity Preservation Mode

Forced Revision of Build Plan

- Company unable to build at competitively desirable pace, as shown in the 'Illustrative Buyer Plan', due to capital constraints
  - Approximately 470k reduction in fiber HP across 2024 – 2026
  - Assumes Company is fully drawing on, and in compliance with, its revolver's springing covenant
  - Company's liquidity concerns were exacerbated by a deteriorating financing and operating environment that is substantially different from when the plan was originally developed
- Slowing the build cadence was the only viable option for the Company to survive as a standalone entity

Projected Liquidity – Illustrative Buyer Plan vs. Current Build Plan ($m)



Liquidity
Incremental Fiber Passings
Illustrative Buyer Plan[1]
249
225
225
201
$107
($209)
($405)
($467)
August Standalone Plan
222
75
45
60
$231
$89
$11
$26
2023
2024
2025
2026

Sources: August Standalone Plan, Illustrative Buyer Plan (Including Pre-Closing Capital)
Note:
1. Reflects Illustrative Buyer Plan (Including Pre-Closing Capital)

19

403 222 75 45 60 Historical average: 300k+ HP per year 2022A 2023E 2024E 2025E 2026E 1.2 1.3 1.4 1.4 1.5 1.7 1.9 0.3 0.6 1.0 1.3 1.5 1.7 1.9 1.9 1.9 1.9 2020A 2021A 2022A 2023E 2024E 2025E 2026E 2027E 2028E 2029E 20 …And Resulted in Irreversible Delays in Fiber Build Plan Sources: August Standalone Plan, Illustrative Buyer Plan (Including Pre-Closing Capital) Notes: 1. 29% calculated as 0.5m HP / 1.6m HP; 1.6m HP reflects CNSL’s multi-year fiber build plan launched in Q1 2021 2. Reflects Illustrative Buyer Plan (Including Pre-Closing Capital) 3. Reflects August Standalone Plan ▪ Target date for build completion pushed from 2026 to 2029 ▪ Historical build rate of ~220 – ~400k homes per year reduced to 45 – 75k in the next three years (2024E through 2026E) ̶ Historical average (2021 through 2023) of ~320k ▪ 470k fewer homes built in 2024 – 2026 timeframe – more than 29% of aggregate Company build plan delayed1 Incremental Fiber Passings2 (nearest 000s) Illustrative vs. Revised Fiber Build Plan (in millions) Illustrative Buyer Plan2 Revised Fiber Build Plan3

… Putting Long-Term Viability at Risk in a Highly Competitive Market

Announced Network Upgrades Underscore Strategic Urgency of Build Plan

Traditional TelCo's		CableCo's		New Entrants
AT&T	**30m+ Passings** By YE 2025	COMCAST	**50m+ Homes & Businesses** With multi-gig speeds by 2025	*Extensive universe of New Entrants with purpose-built fiber networks (i.e., greenfield fiber providers) racing to establish and build share in markets served by traditional TelCo's and CableCo's*
FRONTIER	**10m Passings** By YE 2025	Charter Communications	**85% of Footprint 55m+ Homes** With 5Gpbs+ speeds by YE 2025	
LUMEN	**8-10m Passings** In the Next 4+ Years	altice	**6.5m+ Homes Passed** By YE 2025	*(~6m homes passed in the aggregate)*
brightspeed	**3m+ Passings** In the Next 5 years	Cable One	*Actively launching DOCSIS 4.0*	
Consolidated communications	**~1.9m Passings[1]** By YE 2029[1]			
TDS	**1.2m Passings** By YE 2026			

Cable is upgrading to multi-gig; once there, CNSL will face greater challenges in winning customers (as cable will have more competitive speeds)

Competitive Risks for Consolidated

- Broadband sector evolving into a "three-player" market in many parts of the country
  - Fiber-equivalent speeds required to compete effectively
  - TelCo vs. CableCo vs. greenfield fiber provider ("New Entrants")
- Speed to market is imperative – those who are first with fiber are best-positioned to obtain significant market share; late entrants will be playing "catch-up"
  - Late entrants have greater difficulty achieving required penetration to make fiber investments economical
- Consolidated's business risk increases with liquidity constraint
  - Incumbency advantage lost by slowed build, given long cycle from upfront fiber investment to cash flow realization
  - Creates greater risk to achieve projected penetration levels at projected revenue per customer targets

Sources: company filings, New Street Research, Wall Street research, press releases, August Standalone Plan
Note:
1. Based on August Standalone Plan

21

$597 $589 $576 $542 $532 $516 2019A 2020A 2021A 2022A 2023E 2024E Chart Title $208 $212 $209 $185 $161 $140 2019A 2020A 2021A 2022A 2023E 2024E Chart Title $181 $171 $161 $143 $127 $120 2019A 2020A 2021A 2022A 2023E 2024E Chart Title Legacy Consumer DSL Business Quickly Unwinding ($m) 22 Declining Legacy Business Underscores Urgency of Transformation Sources: Company filings, August Standalone Plan Note: 1. Normalized for the sale of Kansas City and Ohio Assets CAGR: (8%) CAGR: (3%) Legacy Consumer Voice Declines Continuing at Rapid Pace ($m) Commercial & Carrier Revenue Turnaround Yet to Materialize ($m) CAGR: (8%) 1 1 1

…Exacerbated by Challenges Fiber Conversion Continues to Face

- Significant increases to build costs given inflationary environment
- Need to accelerate new market penetration to meet target levels
- Increasing competition and limited capital requires difficult capital allocation decisions
- Potential inability to pursue government subsidy opportunities (i.e., BEAD, state grants, etc.)

Fiber Build Costs ($) Have Been Increasing

	2021A	2023E	*CAGR*
Cost / Passing[2]	~$695	~$800	+7%
	@ Q4 2021	2023E	*CAGR*
Cost to Connect[3]	~$700	~$850	+10%
	@ 2/28/2023[4]	Current[5]	*% change*
2023E CapEx Guidance	~$435m	~$495m	+14%

Fiber Penetration (%) Has Been Slower Than Expected

Actual vs. Targeted Fiber Broadband Penetration on Fiber Passings by Cohort[1] (%)



Cohort Penetration Targets
14%
13%
24%
20%
1-year Mark
Q3 22 Cohort
2-year Mark
Q3 21 Cohort

Source: August Standalone Plan

Notes:

1. Cohort ready for sale (RFS) excludes certain multi-dwelling units (MDU's) and multi-tenant units (MTU's). In aggregate, across all of the Company's fiber passings of 1,187,076, this exclusion is approximately 15%. Fiber penetrations by cohort represents all fiber connections (consumer and business) as a percentage of RFS. 1-year mark (Q322 cohort) and 2-year mark (Q321 cohort) are cumulative. These estimates are based upon the information available at this time and are subject to updates as additional information becomes available.
2. Cost / passing, net of CWIP and inventory
3. Cost to connect includes CPE, labor and drop
4. Reflects midpoint of full year 2023 guidance (as of February 28, 2023)
5. Reflects 2023E CapEx estimate per August Standalone Plan

23

$132 $10 $2 $36 $128 33% 3% 1% 8% 24% 2022A 2023E 2024E 2025E 2026E 24 The Result is an Optimistic Strategic Plan with Little Margin for Error Source: August Standalone Plan Note: 1. Illustrative EBITDA miss in respective period that would breach springing leverage covenant on revolver and immediately limit the amount that can be drawn on revolver Covenant Headroom Very Tight Revolver is the Only Source of Incremental Near-Term Liquidity EBITDA Miss1 ($m) Limits Access to Revolver % of Projected EBITDA1 ▪ Asset sales proceeds have bee exhausted; the Company’s latest asset sale (Washington) will not generate cash until 2024 ▪ Asset securitization not yet available to Consolidated ▪ Lead time on capital commitments reduce operating flexibility if EBITDA underperforms Slight Variance of CapEx May Result in No Liquidity % CapEx variance that results in $0 liquidity 2024E 2025E 2026E 25% 4% 9%

Standalone Strategy Has Significant Downside Risk

Modest Misses to Management's Plan Results in Expected Value Well Below $4.70 per Share and, in Many Cases, No Equity Value at All

Select Broadband Terminal Margin Comparables (%)



EBITDA margin range:
High
Low
40%
36%
32%
50%
45%
50.5%
CNSL 2023E: 29%4
CableCo Avg.1
LUMEN2
FRONTIER2
Consolidated communications3

Illustrative Terminal EBITDA Margin Sensitivity[5,6]

	Midpoint DCF Share price	% of DCF data points[7] below $4.70	% of DCF data points[7] below $0.00
50.0%	$5.29	44%	0%
45.0%	$1.01	100%	33%
40.0%	$0.00	100%	100%

If CNSL can only achieve "Cable-like" margins (40%), intrinsic value of equity likely to be worth $0.00

Sources: August Standalone Plan, FactSet (as of December 29, 2023), Wall Street research

Notes:

1. Based on range of 2023E EBITDA margin estimates of Wall Street research analysts; includes Shenandoah Telecommunications Company, Altice USA, Inc., Charter Communications, Inc., WideOpenWest, Inc. and Cable One, Inc.
2. Based on range of furthest reported period EBITDA margin estimates of Wall Street research analysts; Frontier Communications Parent, Inc. margin range based on selected data points between 2029 through 2031; Lumen Technologies, Inc. margin range based on selected data points between 2027 through 2030
3. Based on 2031E EBITDA margin of the August Standalone Plan
4. Per August Standalone Plan
5. Sensitivity analyses vs. August Standalone Plan
6. Valuation date as of June 30, 2023; enterprise value to equity value bridge based on balance sheet as of June 30, 2023 per CNSL Management; FDSO of 118.5m as of October 11, 2023 per CNSL Management
7. Based on nine total values at PGR of 1.5% to 2.5% and WACC of 9.5% to 10.5%

25

26 Following Wildcat’s Lead Would Be Disastrous For Shareholders

27 ▪ Wildcat’s wildly unrealistic demand for $14.00/share is, in reality, a demand for a 407% premium over the unaffected stock price ̶ Wildcat’s implied calculation of $10.70 suffers from the same fatal errors and represents a similarly unrealistic estimate of risk-adjusted value ▪ Wildcat’s call to further slow the fiber build would ease liquidity, but at a significant strategic cost ▪ Wildcat may dismiss the urgency of our liquidity constraints and inability to finance our build plan, but if this deal is not approved, the market will not ̶ Consolidated’s ILEC and broadband peers (Lumen and Frontier) have traded down approximately (26%) and (22%1 ), respectively, since the initial offer was made on April 13, 20232 , underscoring the market’s concern about the challenges Consolidated and its peers face ̶ Without the certainty of this $4.70 all-cash proposal, Consolidated’s share price would likely collapse below the $2.76 unaffected price, destroying significant value for shareholders and jeopardizing the Company’s prospects as a standalone business ▪ Wildcat’s core argument – that Frontier’s valuation demonstrates Consolidated is worth more – is a mirage: at Frontier’s valuation multiple, Consolidated would have negative equity value Sources: Wildcat Capital public statement, FactSet (as of December 29, 2023) Notes: 1. Frontier share price return calculated from April 12, 2023 through October 16, 2023 (the day before Jana Partners publicly advocated for a sale of Frontier) 2. Share price returns calculated from April 12, 2023 (the unaffected date) through December 29, 2023 We Appreciate Wildcat’s Endorsement of Our Longer-Term Vision But It Cannot Be Accomplished Without Capital We Do Not Have Following Wildcat’s Lead Would Be Disastrous For Shareholders

28 Sources: Wildcat Capital public statement, FactSet (as of December 29, 2023), company filings Notes: 1. Assumes balance sheet as of June 30, 2023 as per CNSL Management; FDSO of 118.5m as of October 11, 2023 per CNSL Management 2. Unaffected date is April 12, 2023, the last trading day prior to public announcement of the non-binding proposal 3. PF for divestures of Ohio and Kansas City operations and wireless partnerships; LTM Jun-23 financials adjusted for PF impact of WA divestiture per CNSL Management 4. Includes all-cash going-private transactions of U.S. companies with enterprise values of greater than $250m led by shareholders with ownership between 15% and 50% since January 1, 2013 5. Share price return calculated from April 12, 2023 (the unaffected date) through December 29, 2023 Wildcat Cherry Picks Data Points to Misdirect Shareholders Wildcat’s Misleading Claims What the Facts Show Wildcat’s valuation of $14.00 per share ($4.2bn implied EV1 ) is unrealistically high, obscuring the real issues ▪ Offer price of $4.70 is an attractive and compelling price for CNSL shareholders given the Company’s near-term liquidity constraints – the risk-adjusted price shifts massive risk to Searchlight and BCI ▪ Wildcat’s valuation would reflect a 407% stock price premium to the unaffected price2 or 13.1x LTM3 EBITDA while the highest quartile of comparable benchmarks is closer to an 80% premium for take-private transactions4 ▪ 13.1x LTM3 EBITDA multiple would reflect more than twice the average multiple of historical LEC transactions ▪ CNSL’s offer price reflects a massive stock price premium +70% over its peers and competitors, with the next closest peer / competitor stock return at +8%5 (Shentel) / +13%5 (Charter) ▪ Wildcat’s valuation analysis is predicated on simplistic, high-level extrapolation from Consolidated’s and other companies’ expected performance and other unwarranted assumptions – none of which has been proven today Intrinsic Enterprise Value is Nearly 30% Above Proposed Transaction Value Myth #1: Voting Down this Deal Would Be Disastrous For Shareholders

Wildcat’s Misleading Claims Sources: Wildcat Capital public statement, company filings 29 Wildcat’s Analysis of Build Cost Financing is Misinformed What the Facts Show CNSL does not have any material cash remaining, forcing it to trade fiber development priorities against funding constraints in a revised plan that offers minimal cash cushion ▪ Standalone CNSL has neither sufficient capital nor access to commercially agreeable alternative sources of capital to fund its fiber build at its original target build pace ̶ Net proceeds from the Washington asset sale are nominal compared to the CapEx needs of the business ▪ CNSL’s cash burn has also contributed to a growing net debt balance and increased risk of breaching its revolver covenant ̶ Underperformance vs. the August Standalone Plan creates significant credit risk in the business ▪ Government-subsidized BEAD program has yet to allocate capital amongst operators within the industry ̶ Cost to pass for BEAD opportunities is expected to be high while funding likely requires a letter of credit or other security, as well as matching funds (a recently anticipated use of cash) ▪ Without sufficient capital, CNSL cannot meaningfully expand its network at the rate required to remain competitive ▪ Forced to slow its build, CNSL is still years away from a mature fiber-based network that achieves its targeted coverage of ~71% and in which existing investments have had the 5+ years necessary to ramp up to a targeted penetration of 40% ̶ Until Consolidated reaches this operating state (now expected to be 2029 or later), the cash flow from its existing network upgrades will continue to underperform against the Company’s previous expectations ̶ If the Company’s conversion timeline is further extended, the risk of competition in existing markets will increase while churn on copper passings (loss of existing copper customers) may also increase CNSL has Liquidity Available to Accelerate its Build Plan Myth #2: Voting Down this Deal Would Be Disastrous For Shareholders (cont’d)

Voting Down this Deal Would Be Disastrous For Shareholders (cont'd)

Wildcat Misleadingly Compares a Specific, Mature Market in Frontier's Network to CNSL's Entire Network

Wildcat's Misleading Claims	What the Facts Show
Myth #3: Recent Financing Market Developments Support Higher Enterprise Value	**Recent securitization financing of Frontier is not relevant to Consolidated's valuation**

Myth #3:

Recent Financing Market Developments Support Higher Enterprise Value

Recent securitization financing of Frontier is not relevant to Consolidated's valuation

- Frontier's securitized assets in its greater Dallas market are not comparable to CNSL
  - The assets securitized by Frontier represent only a fraction of the company's asset base / business and are not comparable to Consolidated's business
  - Frontier's securitized market is a mature fiber-based market that has reached full penetration economics – it is 46% penetrated (vs. CNSL's current penetration of 15%[1]), has an EBITDA margin in the range of ~60% (vs. CNSL's estimated 2023E EBITDA of 29%[2]) and has had ARPU growth of 3% or better in last 5 years
  - The network also has a higher fiber coverage percentage of ~78% vs. CNSL's target of ~71%
- Securitizing assets may be possible for CNSL in the future, but is unlikely to materially impact the risk-adjusted valuation
  - CNSL's fiber-based network is less than 3 years old and is in the early innings of achieving its long-term targets
  - The process is lengthy, costly and complex as the Company will need to track customer-level revenue; it will also require significant attention from the management team to execute on, which may add an additional layer of stress on business performance
  - Select markets may go through the process and may not be able to be securitized
  - Even if securitization was a guaranteed alternative, it will not provide CNSL with incremental capital in 2024 and likely will not provide the capital necessary for the Company in 2025 either, the most critical build years for the business going forward

Sources: Wildcat Capital public statement, company filings, Fitch

Note:

1. Fiber Gig+ Capable (on fiber passings) consumer broadband penetration % as of Q3 2023
2. Per August Standalone Plan

30

31 Shareholders Should Vote to Approve the Sale to Searchlight ✓The offer is compelling: o All-cash consideration at a 70% premium to the unaffected price o Significantly higher than public and take-private precedent transactions o Exceeds analysts’ price targets prior to unaffected date ✓The process was thorough: o Special Committee met 35+ times over a six-month period o Examined multiple strategic alternatives before settling on this transaction o Successfully negotiated a 17.5% increase in price as peer shares declined ✓The transaction transfers all liquidity, financing and execution risk to the buyers Consolidated’s Board of Directors recommends shareholders ✓Vote “FOR” the Transaction Shareholders with questions or who require assistance voting their shares should contact Consolidated’s proxy solicitor: Morrow Sodali LLC 430 Park Avenue, 14th Floor New York, NY 10022 Shareholders may call toll-free: (800) 662-5200 or +1 (203) 658-9400 (international) Email: CNSL@info.morrowsodali.com

32 Appendix

33 Special Committee has Extensive Sector Knowledge and M&A Experience Robert J. Currey Chairman, Independent Director ▪ Former Director, CEO and President of Consolidated Communications ▪ Former Vice Chairman of RCN Corporation ▪ Former President and CEO of 21st Century Telecom Group ▪ Former Director and Group President of Telecommunications Services of McLeodUSA Thomas A. Gerke Independent Director ▪ Board Member of MGP Ingredients, Inc. ▪ Former General Counsel and Chief Administrative Officer of H&R Block ▪ Former Executive Vice President, General Counsel and Secretary of YRC Worldwide ▪ Former Executive Vice Chairman of CenturyLink ▪ Former President and CEO of Embarq Roger H. Moore Independent Director ▪ Board Member of Verisign, Inc. ▪ Former President and CEO of Illuminet Holdings, Inc., a provider of network, database and billings services to the communications industry ▪ Former President, CEO and Board Member of VINA Technologies, Inc., a telecommunications equipment company Maribeth S. Rahe Independent Director ▪ President and CEO of Fort Washington Investment Advisors, Inc. ▪ Board Member of First Financial Bancorp and First Financial Bank ▪ Former President, Board Member and Vice Chair of U.S. Trust Company of New York Source: Company website

34 Several Key Factors Constrain Consolidated’s Strategic Flexibility ▪ Searchlight has certain consent rights over debt incurrence and equity issuances; the Special Committee, when considering the alternatives, believed that Searchlight would be unlikely to approve investments (such as a capital raise or capital infusion) that would dilute their equity stake without a substantial and guaranteed premium to its investment ▪ Searchlight publicly stated it would not vote in favor of any alternative sale, merger or similar transaction involving the Company Searchlight Consent Rights / Position on Alternative Transactions ▪ New equity would be at a material discount and highly dilutive to current shareholders ▪ Challenging interest rate environment and leverage position ̶ Raising additional debt will likely risk access to undrawn revolver ̶ Company has increased debt carrying costs in light of higher interest rates Cost of New Capital ▪ Debt financing environment limits lenders’ willingness to commit capital at attractive rates ̶ Often complex and expensive options that are treated as a “last resort” to avoid bankruptcy Market Availability of Debt Financing ▪ Highly levered capital structure limits opportunity to pursue more aggressive growth strategy and ability to raise additional debt financing ▪ Searchlight will be able to retain the Company’s existing capital structure; which other buyers cannot, creating a large cost / quantum of debt advantage for Searchlight ▪ Current leverage has minimal cushion; if covenant is exceeded, Company loses access to portion of undrawn revolver Capital Structure Special Committee Considered These Key Structural Factors in Their Review of Feasible Strategic Alternatives